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                                                                    EXHIBIT 99.3
                            CHARTER BANCSHARES, INC.
P R O X Y
             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                 THE COMPANY FOR A SPECIAL MEETING MAY   , 1996
      The undersigned hereby appoints Winston C. Davis, William S. Shropshire,
Jr. and Michael A. Roy, or any of them, each with power of substitution, the proxies of the undersigned, to vote the stock of the undersigned, whether Common or Special Common, at the special meeting of shareholders of Charter Bancshares,
Inc. to be held May   , 1996 and at any adjournment thereof as follows:
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
I. MERGER PROPOSAL. To vote for approval of the Agreement and Plan of                  (change of address)
Merger dated January 25, 1996, between Charter Bancshares, Inc. and
NationsBank, and the transactions contemplated thereby.
II. OTHER BUSINESS. To vote in their discretion with respect to any other business that may properly come before the meeting.
                                                                          (If you have written in the above space,
                                                                          please mark the corresponding box in the
                                                                          reverse side of this card.)
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      YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE
BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN
ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXIES CANNOT VOTE
YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.
                     (Continued, and to be signed and dated on the reverse side)

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X Please mark your
  votes as in this
  example.
      1. MERGER PROPOSAL
       (SEE REVERSE)
               FOR [ ]               AGAINST [ ]               ABSTAIN [ ]
      2. As such proxies may in their discretion determine upon such other matters as may properly come before the meeting.
               FOR [ ]               AGAINST [ ]               ABSTAIN [ ]
                                                    CHANGE OF ADDRESS
                                                     ATTEND MEETING
                                         Signature(s)          Date
                                         Signature(s)          Date
                                         NOTE: Please sign exactly as name
                                         appears hereon. Joint owners should
                                         each sign. When signing as attorney,
                                         executor, administrator, trustee or
                                         guardian, please give full title as
                                         such.